As filed with the Securities and Exchange Commission
                        on September 17, 1996
                                   Registration No. 333-______


              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                      ___________________

                           FORM S-8
                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933
                      ___________________

              THE MACNEAL-SCHWENDLER CORPORATION
    (Exact name of registrant as specified in its charter)
                      ___________________

    Delaware                                 95-2239450
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)           Identification No.)

  815 Colorado Boulevard, Los Angeles, California 90041-1777
           (Address of principal executive offices)

            THE MACNEAL-SCHWENDLER CORPORATION 1996 EMPLOYEE
                        STOCK PURCHASE PLAN

                   (Full title of the plan)

                        ______________

                        LOUIS A. GRECO
              THE MACNEAL-SCHWENDLER CORPORATION
                    815 Colorado Boulevard
              Los Angeles, California 90041-1777
            (Name and address of agent for service)
                      ___________________

        Telephone number, including area code, of agent for service:
                           (213) 258-9111
                      ___________________

                           Copy to:
                    D. Stephen Antion, Esq.
                     O'Melveny & Myers LLP
               400 South Hope Street, Suite 1500
                Los Angeles, California  90071

               CALCULATION  OF REGISTRATION  FEE
- -----------------------------------------------------------------------
                               Proposed    Proposed
                               maximum     maximum
Title of           Amount      offering    aggregate        Amount of
securities         to be       price       offering         registration
to be registered   registered  per unit    price            fee
_______________________________________________________________________

Common Stock,     750,000<F1>  $6.69<F2>   $5,017,500<F2>  $1,730<F2>
$.01 par value    shares
- -----------------------------------------------------------------------

<F1> This Registration Statement covers, in addition to the
     number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<F2> Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 16, 1996 as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

                            PART I

                  INFORMATION REQUIRED IN THE
                   SECTION 10(a) PROSPECTUS

     The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                            PART II

                  INFORMATION REQUIRED IN THE
                    REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of The MacNeal-Schwendler
Corporation (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996;

   (b) The Company's Quarterly Reports on Form 10-Q for the periods ending April 30, 1996 and July 31, 1996; and

   (c) The description of the Company's Common Stock contained in its Form 8-A dated May 22, 1996 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.      DESCRIPTION OF SECURITIES

             Not Applicable.


ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

             Not Applicable.


ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Delaware law provides for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation may indemnify an officer or director if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reason to believe the conduct was unlawful.

        The Company has adopted provisions in its Bylaws which limit the liability of its directors and officers to the fullest extent permitted by Delaware law. The Company will indemnify its directors and officers for claims against them arising out of their duties as directors or officers of the Company. Such indemnification includes any attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement and amounts expended in seeking indemnification granted for such person under applicable law, the Bylaws or any agreement with the Company reasonably incurred by a director or officer, provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. The Company may also advance expenses (including attorneys' fees) to its directors and officers relating to such claims. The Company has purchased and maintains insurance covering any liabilities asserted against and incurred by its directors and officers acting in such capacities, whether or not the Company would have the power or obligation to indemnify such directors or officers under its Bylaws.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.


ITEM 8.     EXHIBITS

            See the attached Exhibit Index.


ITEM 9.     UNDERTAKINGS

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i)   To include any prospectus
             required by Section 10(a)(3) of the Securities
             Act of 1933 (the "Securities Act");

                 (ii)  To reflect in the prospectus any facts
             or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii)  To include any material
             information with respect to the plan of
             distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (a)(1)(i) and
   (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of September, 1996.

                      THE MACNEAL-SCHWENDLER CORPORATION




                      By:   /s/  THOMAS C. CURRY
                           --------------------------------------
                           Thomas C. Curry
                           President and Chief Executive
                           Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 SIGNATURE                TITLE                      DATE

/s/ RICHARD H. MACNEAL    Chairman of the Board      September 17, 1996
- ----------------------
  Richard H. MacNeal


/s/ THOMAS C. CURRY      President, Chief Executive  September 17, 1996
- ---------------------    Officer and Director
 Thomas C. Curry


/s/ LOUIS A. GRECO       Chief Financial Officer     September 17, 1996
- ---------------------    (Principal Financial and
 Louis A. Greco          Accounting Officer)


/s/ PAUL B. MACCREADY    Director                    September 17, 1996
- ----------------------
    Paul B. MacCready



/s/ GEORGE N. RIORDAN     Director                   September 17, 1996
- ----------------------
    George N. Riordan



/s/ BERNARD J. BANNAN     Director                   September 17, 1996
- -----------------------
    Bernard J. Bannan



/s/ HAROLD HARRIGIAN      Director                   September 17, 1996
- ------------------------
    Harold Harrigian



/s/ DALE D. MYERS         Director                   September 17, 1996
- -----------------------
    Dale D. Myers



/s/ FRANK  PERNA          Director                   September 17, 1996
- -----------------------
    Frank  Perna



/s/ ARTHUR H. REIDEL      Director                   September 17, 1996
- -----------------------
    Arthur H. Reidel



                         EXHIBIT INDEX


Exhibit
Number              Description


4              The MacNeal-Schwendler Corporation 1996 Employee Stock
               Purchase Plan.

5              Opinion of O'Melveny & Myers LLP (opinion re legality).


23.1           Consent of Independent Auditors.


23.2           Consent of Counsel (included in Exhibit 5).